PLACEMENT AGENT AND ADVISORY

SERVICES AGREEMENT

This Placement Agent and Advisory Services Agreement (this "Agreement") is made as of   June 13, 2011 (the “Effective Date”), by and between Voice Assist, Inc., a Nevada corporation (together with its subsidiaries, the "Company"), and Monarch Bay Associates, LLC, a California limited liability company ("MBA").  MBA and the Company agree as follows:

1.

Engagement of MBA:  The Company hereby engages MBA, and MBA hereby accepts such engagement, to act as the Company's placement agent, on a  non-exclusive basis, with respect to finding investors (the “Investors”) for the current offering of the Company’s securities (including placements of the Company’s debt), a copy of which is attached, in a transaction or transactions exempt from registration under the Securities Act of 1933, as amended, and in compliance with the applicable laws and regulations of any jurisdiction in which securities are sold under this Agreement (the “Financing”).

The Company acknowledges and agrees that MBA's obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by MBA to purchase any securities and does not ensure the successful placement of any securities or any portion thereof or the success of MBA with respect to securing any other financing on behalf of the Company.  MBA will act solely as a broker with respect to identifying and negotiating with potential investors in a Financing. MBA will not act as an underwriter in any Financing.

2.

MBA's Compensation:  The Company hereby agrees to pay MBA fees in such amount and upon such terms and conditions contained herein upon the successful completion of the Financing as follows:

Cash Retainer.  The cash retainer is waived.

Success Fees.  The Company will pay MBA a Success Fee, as described below, when the Company closes on the Financing during the Term (as hereinafter defined) of this Agreement.

Computation and Payment of Success Fees.

For the Financing, the Success Fee will be (1) a cash fee equal to 7% of gross proceeds raised by MBA in the Financing (including, without limitation, upon exercise of any warrants issued in Financing) and (2) 7% of the securities issued by the Company to MBA Investors under and in connection with the Financing.

The cash portion of the Success Fee will be due and payable upon the closing of each Financing and will be payable directly to MBA from the escrow established for such closing or in such other manner as may be acceptable to MBA.

3.

Certain Matters Relating to MBA’s Duties:

(a)

MBA shall (i) assist the Company in the preparation of   information documents to be shared with potential Investors (ii) identify and screen potential Investors, and (iii) perform other related duties.

(b)

MBA shall perform its duties under this Agreement in a manner consistent with the instructions of the Company. Such performance shall include the delivery of information to potential interested parties, conducting due diligence, and leading discussions with potential Investors.

(c)

MBA shall not engage in any form of general solicitation or advertising in performing its duties under this Agreement. This prohibition includes, but is not limited to, any mass mailing, any advertisement, article or notice published in any magazine, newspaper or newsletter and any seminar or meeting where the attendees have been invited by any mass mailing, general solicitation or advertising.

(d)

MBA is and will hereafter act as an independent contractor and not as an employee of the Company and nothing in this Agreement shall be interpreted or construed to create any employment, partnership, joint venture, or other relationship between MBA and the Company. MBA will not hold itself out as having, and will not state to any person that MBA has, any relationship with the Company other than as an independent contractor. MBA shall have no right or power to find or create any liability or obligation for or in the name of the Company or to sign any documents on behalf of the Company.

4.

Certain Matters Relating to Company’s Duties:

(a)

The Company shall promptly provide MBA with all relevant information about the Company (to the extent available to the Company in the case of parties other than the Company) that shall be reasonably requested or required by MBA, which information shall be complete and accurate in all material respects at the time furnished.

(b)

The Company recognizes that in order for MBA to perform properly its obligations in a professional manner, it is necessary that MBA be informed of and, to the extent practicable, participate in meetings and discussions between the Company and any third party, including, without limitation, any prospective purchaser of the Company’s securities, relating to the matters covered by the terms of MBA's engagement.

(c)

The Company agrees that any report or opinion, oral or written, delivered to it by MBA is prepared solely for its confidential use and shall not be reproduced, summarized, or referred to in any public document or given or otherwise divulged to any other person without MBA's prior written consent, except as may be required by applicable law or regulation.

(d)

The Company represents and warrants that: (i) it has full right, power and authority  to enter into this Agreement and to perform all of its obligations hereunder; (ii) this Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms; and (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of the Company's certificate of incorporation or by-laws. Further, this Agreement and the transactions contemplated herein shall not conflict with or result in the breach of any agreement to which the Company is a party at the time the transactions contemplated herein are consummated.

5.

Term; Termination of Agreement. The initial term of this Agreement shall be from the Effective Date through the first anniversary thereof or upon the closing of the Financing (the “Initial Term”).   Either party may terminate this Agreement prior to its expiration by notifying the other party in writing upon a material breach by that other party, unless such breach is curable and is in fact cured within fifteen (15) days after such notice.  Notwithstanding the foregoing, all provisions of this Agreement (including Exhibit A hereto) other than Sections 1, 3 and 4 (a) and (b) shall survive the termination or expiration of this Agreement.  MBA shall be entitled to compensation under Section 2 (and payment for expenses under Section 12) based on the completion of a Financing prior to the termination or expiration of this Agreement or during a three year period following termination so long as any Investors (or any affiliate of any such person or entity) were identified by the Company or introduced by MBA to the Company.  MBA will provide to the Company within ten business days after the expiration or termination of this Agreement a list of all persons or entities identified by the Company or introduced by MBA to the Company pursuant to this Agreement (the “Introduction List”).  Within five business day following the delivery of the Introduction List to the Company, the Company will provide MBA with written notice of any objections to the inclusion of any person or entity in the Introduction List and state the basis for each objection in reasonable detail.   The inclusion of a person or entity in the Introduction List shall be deemed conclusive in making a later determination as to whether a Success Fee is payable hereunder, unless the Company shall have made a timely and proper objection.  The parties will cooperate to resolve the status of any person or entity as to which the Company shall have made a timely and proper objection.

Except as otherwise specifically provided for herein, the Company shall have no liability to MBA should the Company terminate this Agreement prior to the completion of a Financing.

6.

Indemnification.  The indemnification provisions set forth in Exhibit A hereto are incorporated by reference and are a part of this Agreement.

7.

Notices. Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by fax during the normal business hours of the party receiving such notice so long a copy of that notice is also send by certified mail, return receipt requested at the time it is transmitted by fax,  five business  days after being mailed by certified mail, return receipt requested or one business day after being sent by a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice, at the following address or fax number for such party (or at such other address or fax number as shall hereafter be specified by such party by like notice):

(a)

If to the Company, to:

Michael Metcalf

Chairman & CEO

Voice Assist, Inc.

2 South Pointe, Suite 100

Lake Forest, CA  92630

Telephone Number:  (949) 655-1611

Fax Number:  ( ____)___________

E-mail: michael@voiceassist.com

(b)

If to MBA, to:

Keith Moore, Principal

Monarch Bay Associates, LLC

30950 Rancho Viejo Rd #120

San Juan Capistrano, California 92675

Telephone Number:

(949) 373-7281

Fax Number:

(815) 301-8099

E-mail: keith@monarchbayassociates.com

8.

Company to Control Financings.  The terms and conditions under which the Company would enter into a Financing shall be at the sole discretion of the Company.  Nothing in this Agreement shall obligate the Company to actually consummate a Financing.  The Company may terminate any negotiations or discussions at any time and reserves the right not to proceed with a Financing.

9.

Confidentiality of Company Information. MBA, and its officers, directors, employees and agents shall maintain in strict confidence and not copy, disclose or transfer to any other party (1) all confidential business and financial information regarding the Company and its affiliates, including without limitation, projections, business plans, marketing plans, product development plans, pricing, costs, customer, vendor and supplier lists and identification, channels of distribution, and terms of identification of proposed or actual contracts and (2) all confidential technology of the Company. In furtherance of the foregoing, MBA agrees that it shall not transfer, transmit, distribute, download or communicate, in any electronic, digitized or other form or media, any of the confidential technology of the Company. The foregoing is not intended to preclude MBA from utilizing, subject to the terms and conditions of this Agreement, the Financing or Offering Memorandum and/or other documents prepared or approved by the Company.  Further, the Company must approve the Financing or Offering Memorandum, being prepared by MBA, before it is mailed to prospective Investors.

All communications regarding any possible transactions, requests for due diligence or other information, requests for facility tours, product demonstrations or management meetings, will be submitted or directed to the Company, and MBA shall not contact any employees, customers, suppliers or contractors of the Company or its affiliates without express permission.  Nothing in this Agreement shall constitute a grant of authority to MBA or any representatives thereof to remove, examine or copy any particular document or types of information regarding the Company, and the Company shall retain control over the particular documents or items to be provided, examined or copied. If a Financing is not consummated, or if at any time the Company so requests, MBA and its representatives will return to the Company all copies of information regarding the Company in their possession.

The provisions of this Section shall survive any termination of this Agreement.

10.

Press Releases, Etc.  The Company shall control all press releases or announcements to the public, the media or the industry regarding any Financing or business relationship involving the Company or its affiliates.  Except for communication to Investors in furtherance of this Agreement, MBA will not disclose the fact that discussions or negotiations are taking place concerning a possible Financing involving the Company, or the status or terms and conditions thereof.

11.

Due Diligence: Neither the Company, nor any of its directors, officers or stockholders, should, in any way rely on MBA to perform any due diligence with respect to the Company.  It is expressly understood and agreed that the Investors and parties to any Financing will conduct their own due diligence on the Company and the opportunity.

12.

Expenses, Etc.  The Company will reimburse MBA for all pre-approved (in writing) travel and other expenses.  Such expenses shall be reimbursed within thirty (30) days of submission of MBA’s invoice with appropriate support to the Company.  The Company will pay all other costs and expenses incident to the issuance, offer, sale and delivery of each Financing, including but are not limited to state “Blue Sky” fees, legal fees, printing costs, travel costs, mailing, couriers, and personal background checks.

13.

Compliance with Laws.  MBA represents and warrants that it shall conduct itself in compliance with applicable federal and state laws.  MBA represents that it is not a party to any other Agreement, which would conflict with or interfere with the terms and conditions of this Agreement.

14.

Assignment Permissable.  MBA reserves the right to assign a portion of this Agreement to one or more sub-agents with respect to any Financing, subject to the prior written consent of the Company.  Any approved sub-agent shall be paid a portion of Success Fees as may be determined by MBA.    The Company does acknowledge that MBA may pay other consultants or agents in connection with the Financing(s).

15.

Amendments.  Neither party may amend this Agreement or rescind any of its existing provisions without the prior written consent of the other party.

16.

Governing Law; Dispute Resolution.  This Agreement shall be deemed to have been made in the State of California and shall be construed, and the rights and liabilities determined, in accordance with the law of the State of California, without regard to the conflicts of laws rules of such jurisdiction. Any controversy or claim relating to or arising from this Agreement (an "Arbitrable Dispute") shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as such rules may be modified herein or as otherwise agreed by the parties in controversy. The forum for arbitration shall be Orange County, California. Following thirty (30) days notice by any party of intention to invoke arbitration, any Arbitrable Dispute arising under this Agreement and not mutually resolved within such thirty (30) day period shall be determined by a single arbitrator upon which the parties agree.

17.

Waiver.  Neither MBA’s nor the Company’s failure to insist at any time upon strict compliance with this Agreement or any of its terms nor any continued course of such conduct on their part shall constitute or be considered a waiver by MBA or the Company of any of their respective rights or privileges under this Agreement.

18.

Severability. If any provision herein is or should become inconsistent with any present or future law, rule or regulation of any sovereign government or regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, rule or regulation.  In all other respects, this Agreement shall continue to remain in full force and effect.

19.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties at such time as all of the signatories hereto have signed a counterpart of this Agreement.  All counterparts so executed shall constitute one Agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart.  Each of the parties hereto shall sign a sufficient number of counterparts so that each party will receive a fully executed original of this Agreement.

20.

Entire Agreement.  This Agreement (together with Exhibit A hereto) constitutes the entire agreement between the Company and MBA. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party hereto to any other party concerning the subject matter hereof.  All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein and shall be of no further force or effect.

Monarch Bay Associates, LLC (the “MBA”)

By: /S/ Keith Moore

            Keith Moore

Title:

Principal

Voice Assist, Inc. (the “Company”)

By: /S/ Michael Silva

Michael Metcalf

Title:

Chairman & CEO